Exhibit 10.3

LEASE

by and between

Levine & Riggle Rental Company Limited Partnership,

an Arizona limited partnership

“Lessor”

and

Adventure Vending Inc.,

a Washington corporation

“Lessee”

for

premises known as

7170 West Oakland

Chandler, Arizona

November 1, 2005

TABLE OF CONTENTS

1.	Leased Premises	1

2.	Lease Term	1

3.	Rent	1

4.	Payment of Rent	1

5.	Payment of Expenses	1

6.	Late Charges	1

7.	Additional Rent	2

8.	Taxes	2

9.	Use of Leased Premises	2

10.	[Intentionally Omitted.]	3

11.	Alterations and Improvements	3

12.	Maintenance and Repairs	3

13.	Access	3

14.	Liability and Casualty Insurance	4

15.	Liens	6

16.	Destruction of Premises	7

17.	Condemnation	7

18.	Signs	7

19.	Utilities	8

20.	Intentionally Omitted	8

21.	Assignment and Subletting	8

22.	Surrender	9

23.	Title to Improvements	9

24.	Default - Grounds	9

25.	Default - Remedies	10

26.	Right to Cure	11

27.	Holding Over	11

28.	Statement from Lessee	11

29.	Notices - Manner of Giving	11

30.	Lessor’s Right to Perform Lessee’s Covenants	11

31.	Waiver	12

32.	Time	12

33.	No Recording	12

34.	Subordination by Lessee	12

i

35.	Invalidity	12

36.	Construction	12

37.	Attorneys’ Fees	12

38.	Binding Effect	12

39.	Net Lease	12

40.	Conveyance by Lessor	13

41.	No Personal Liability to Lessor	13

42.	Intentionally Omitted	13

43.	Commissions	13

44.	No Partnership	13

45.	Intentionally Omitted	13

46.	Consent of Lessor	13

47.	Survival of Obligations	13

48.	Entire Agreement	13

49.	Rubbish Removal	13

50.	Hazardous Materials	13

51.	Representations and Warranties of Lessee	15

52.	Representations and Warranties of Lessor	15

53.	Severability	16

54.	Lessee Financial Information	16

55.	Waiver of Redemption	16

56.	Disclaimer	16

57.	Brokerage Disclosure	16

58.	Waiver of Right to Jury Trial	16

Exhibits

Exhibit “A”	Legal Description of Land

Exhibit “B”	Form of Expense Invoice

ii

LEASE

THIS LEASE (this “Lease”) is made and entered into as of the first day of November, 2005, by and between Levine & Riggle Rental Company Limited Partnership, an Arizona limited partnership (“Lessor”), and Adventure Vending Inc., a Washington corporation (“Lessee”).

WITNESSETH:

For and in consideration of the mutual agreements, covenants and promises set forth in this Lease and for other good and valuable consideration, the receipt, sufficiency and validity of which is hereby acknowledged, Lessor and Lessee agree as follows:

1. Leased Premises: Lessor leases to Lessee and Lessee accepts and leases from Lessor, upon the terms and conditions set forth in this Lease, that certain real property located in the City of Chandler, County of             , State of Arizona, more particularly described on Exhibit “A” attached hereto (the “Land”) and the buildings and other improvements located on the Land (the “Improvements”; the Land and the Improvements being collectively called the “Premises”), which is that certain real property commonly known as 7170 West Oakland,              County, Chandler, Arizona.

2. Lease Term: This Lease shall be in effect for a period commencing on November 1, 2005 (the “Commencement Date”) and expiring on midnight October 31, 2007. (the “Lease Term”) unless this Lease shall sooner terminate as hereinafter provided. Notwithstanding the foregoing, this Lease may be terminated at any time by Lessee upon not less than ninety (90) days prior written notice to Lessor. At the termination of this Lease, all items of rent, taxes, insurance, utilities and other matters shall be adjusted and prorated as of the date of termination, and Lessee shall pay to Lessor, or Lessor shall pay to Lessee, as the case may be, such sums as shall be required to accomplish the proration.

3. Rent: Lessee shall, commencing on the Commencement Date and on the first day of each month during the Initial Term pay to Lessor as base rent (the “Base Rent”) the sum of Four Thousand Five Hundred and No/100 Dollars ($4,500.00).

4. Payment of Rent: Lessee shall pay the monthly installments of Base Rent and all other sums due under this Lease to Lessor, without notice or demand, and except as expressly set forth in this Lease, without deduction, abatement or setoff, on the first day of each month during the Lease Term, at c/o Pacific Companies, 1702 East Highland, Suite 310, Phoenix, Arizona 85016, or at such other place, or to such other person or persons as Lessor may designate in writing. All sums due under this Lease shall be payable in current legal tender of the United States of America. The extension of time for the payment of any installment of Base Rent or any other sums due hereunder, or the acceptance by Lessor of any late payment, will not constitute the waiver of the right of Lessor to insist on having all other payments due here-under made in the manner and at the time herein specified. Concurrently with the execution of this Lease by Lessee, Lessee shall pay to Lessor the monthly installment of Base Rent, together with the taxes thereon referenced in Paragraph 8(a) below, for the first (1st) month of the Lease Term.

5. Payment of Expenses: Lessee acknowledges and agrees that it will share common office, utility, refuse removal and janitorial expenses at the Premises with Pacific Communications, Inc. (“Pacific”). Lessee acknowledges that it will receive a monthly invoice in the form of “Exhibit B” attached hereto (the “Expense Invoice”), which Expense Invoice will assess expenses to Lessee based on the percentages set forth on Exhibit B hereto. Lessee agrees to promptly pay to Lessor the amount set forth on each monthly Expense Invoice pursuant to the payment instructions set forth on such Expense Invoice.

6. Late Charges: If any amount due to Lessor is not received in full by Lessor on or before ten (10) days after the date any such payment is due, then Lessee shall pay to Lessor a late payment charge in the amount of five percent (5%) of the amount then due. The parties acknowledge that the damages Lessor will suffer in the event of late payments would be extremely difficult to calculate and the parties agree that the foregoing late payment charge is a reasonable estimate of Lessor’s probable damages, and as such, constitutes a reasonable charge for the expenses Lessor will suffer if Lessee fails to pay any such sum when due, and is not a penalty. No payments need be accepted after said ten (10) day period unless accompanied by the late payment charge. This provision shall not be construed to allow or permit Lessee to make payments after the due date, or to waive any of Lessor’s rights in connection therewith.

7. Additional Rent: In addition to Base Rent, all other amounts to be paid by Lessee to Lessor pursuant to this Lease, if any, shall be deemed to be Additional Rent, whether or not designated as such and shall be due and payable upon demand or together with the next succeeding installment of Base Rent, whichever shall first occur. Lessor shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Base Rent.

8. Taxes:

(a) Occupancy, Sales and Rent Taxes: In addition to and together with its payments of Base Rent and Additional Rent, Lessee shall pay to Lessor any governmental taxes, other than income taxes, now or hereafter imposed on Base Rent, Additional Rent and other charges collected or paid pursuant to the terms of this Lease, including, without limitation, state or local rental, occupancy, sales, transaction privilege and excise taxes.

(b) Personal Property Taxes: Lessee shall pay to the appropriate taxing authority, not later than ten (10) days prior to delinquency, all personal property taxes assessed against any personal property of Lessee located on or used in connection with the Premises.

(c) Real Property Taxes: Lessee shall pay all real property taxes and assessments (including, but not limited to water, irrigation project, sewer, street, paving and other improvement lien assessments) against the Premises. Lessee shall pay one-twelfth (1/12) of the estimated annual amount of such real estate taxes and assessments to Lessor, together with and at the same time that each monthly installment of Base Rent is due pursuant to Paragraphs 4 and 5 above. From time to time, Lessor shall notify Lessee in writing of the most current tax assessment against the Premises, together with Lessor’s computation of the monthly amount of such tax to be paid by Lessee. At the end of each full tax year during the term of this Lease and again at the expiration or termination of this Lease, Lessor and Lessee shall calculate the actual tax paid or owing for the Premises, and Lessee shall be credited or charged, as the case may be, for such adjustments as may be necessary by reason of any difference between the actual amounts determined by Lessor to have been paid or owing for the Premises (or the pro-rata portion of such amount notwithstanding that payment to the taxing authority may not then be due) and the amount of such taxes actually paid by Lessee to Lessor.

9. Use of Leased Premises: Lessee may occupy and use the Premises throughout the Lease Term for any legal and lawful business purpose and for no other purpose whatsoever (the “Use”). Lessee shall not use or occupy or permit the Premises to be used or occupied, nor to do or permit anything to be done in or on the Premises, in a manner which will in any way make void or voidable any insurance then in force with respect thereto. Further, Lessee shall not use or occupy the Premises, nor permit anything to be done in or on the Premises which will cause or be likely to cause structural damage to the Improvements or any part thereof, or which will constitute a public or private nuisance, or which will violate the rights of adjoining landowners and Lessee shall not use or occupy or permit the Premises to be used or occupied in any manner which will violate any laws. Throughout the Lease Term, Lessee, at its sole cost and expense, shall promptly remove any violation and shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments or any other body exercising functions similar to those of any of the foregoing which may be related to the Premises, or any part thereof, or to the use or manner of use of the Premises, or any part thereof. Lessee shall not do or suffer any waste, damage, disfigurement or injury to the Premises or any part thereof.

10. Intentionally Omitted.

11. Alterations and Improvements: Lessee shall have the right, at Lessee’s sole cost and expense, to make alterations and improvements to the Premises, provided that Lessee first obtains Lessor’s written consent, which consent shall not be unreasonably withheld. In seeking such approval, Lessee shall deliver to Lessor the plans and specifications therefor and the names and addresses of contractors being used to make such improvements. All improvements shall be made in a lien-free manner, in compliance with all applicable governmental regulations and in conformance with plans and specifications approved by Lessor. Lessee shall give Lessor at least ten (10) days prior written notice of the date of commencement of any construction on the Premises. All alterations, improvements, additions and fixtures made or installed by Lessee shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Lessor, unless Lessor shall, either prior to the expiration or termination of this Lease, or within ten (10) days after the termination or expiration of this Lease, give written notice to Lessee directing Lessee to remove the same or such of the same as shall be specified by Lessor, and all damage occasioned in connection with such removal shall be repaired by Lessee at its sole cost and expense.

12. Maintenance and Repairs:

(a) Lessee’s Maintenance: Lessee, at its sole cost and expense, shall maintain in good order and repair (making all necessary replacements, renewals, and alterations, thereto) the interior of the Premises and any improvements now existing or hereafter made upon the Premises by Lessee, and all furnishings, fixtures and equipment located therein, in a good, safe, sanitary and neat manner. Lessee’s maintenance obligations shall include, without limitation, any and all interior and non-structural walls; all water, drain, sewer, heating, electrical and other pipes, lines or ducts in the Premises; all fixtures, electrical and lighting facilities; all windows, doors, plate glass, window and door frames; and any Lessee signage in or about the Premises. Lessee shall keep all drainage pipes in the Premises free and open and will protect water, heating and other pipes within the Premises so that they will not freeze or become clogged, and will repair all leaks, and will also repair all damage caused by leaks or otherwise by Lessee’s failure to perform its obligations under this paragraph. Lessee shall, at its sole cost and expense for its pro rata share as set forth below, perform all ordinary maintenance and repair of the HVAC system serving the Premises as is customary and reasonable, under a net lease, to maintain it in good order and repair. All maintenance and repair work shall comply with applicable laws, ordinances, and regulations. Lessee shall further keep and maintain any sidewalk area in front of the Premises. If any of the foregoing are common facilities shared with Pacific, such cost and expenses related to such common facilities shall be shared on a pro rata basis with Pacific and invoiced to Lessee and Pacific pursuant to Paragraph 5 above.

(b) Lessor’s Maintenance: Lessor shall maintain and repair throughout the term of the Lease the structural portions of the roof and the roof membrane, the surfaces of exterior walls, the structural portions of the Improvements and the foundation, and the pipes, utility and sewer lines, serving the exterior of the Improvements to the Premises. All maintenance and repair work shall comply with applicable laws, ordinances and regulations.

13. Access: Lessor and its authorized representatives shall have, at all reasonable times, upon not less than forty-eight (48) hours advance written notice (except in the event of an emergency, in which event only such notice as may be reasonable under the circumstances shall be required), the right to enter the Premises to inspect the same, to exhibit the Premises to prospective purchasers, lenders or lessees, to make any necessary repairs to the Premises, or to perform any work (i) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority, or (ii) that Lessor may deem necessary to prevent waste or deterioration in connection with the Premises if Lessee does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of a written request from Lessor. Lessor shall have the right at all times to retain a key with which to unlock all of the doors in, upon or about the Premises, excluding Lessee’s vaults, safes and files.

14. Liability and Casualty Insurance:

(a) Indemnification and Waiver

(i) Indemnity. To the fullest extent permitted by law and except for Claims arising from the negligence or other fault of Lessor Parties, Lessee shall, at Lessee’s sole cost and expense, Indemnify Lessor Parties against all Claims arising from (i) any Personal Injury, Bodily Injury or Property Damage occurring in or at the Premises; (ii) any Bodily Injury to an employee of a Lessee Party arising out of and in the course of employment of the employee and occurring anywhere in the Property; (iii) the use or occupancy, or manner of use or occupancy, or conduct or management of the Premises or of any business therein; (iv) subject to the waiver of subrogation provisions of this Lease, any act, error, omission or negligence of any of the Lessee Parties in, on or about the Premises or the Property; and (v) the conduct of Lessee’s business; (vi) any alterations, activities, work or things done, omitted, permitted or allowed by Lessee Parties in, at or about the Premises or Property, including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, or judgments in existence on the date of the Lease including Hazardous Materials Laws (defined below); (vii) any breach or default by Lessee in the full and prompt payment of any amount due under this Lease, any breach, violation or nonperformance of any term, condition, covenant or other obligation of Lessee under this Lease if Lessee does not make such payment or otherwise cure such breach, default, violation or nonperformance within thirty (30) days of the onset of same, or any misrepresentation made by Lessee or any guarantor of Lessee’s obligations in connection with this Lease; (viii) all damages sustained by Lessor as a result of any holdover by Lessee or any Lessee Party in the Premises including, but not limited to, any claims by another tenant resulting from a delay by Lessor in delivering possession of the Premises to such tenant; (ix) any liens or encumbrances arising out of any work performed or materials furnished by or for Lessee; or (x) any matter enumerated in Paragraph 14(a)(ii) below.

(ii) Waivers. Lessee, on behalf of all Lessee Parties, Waives all Claims against Lessor Parties arising from the following except to the extent caused by the negligence or other fault of Lessor Parties: (i) any Personal Injury, Bodily Injury, or Property Damage occurring in or at the Premises; (ii) any loss of or damage to property of a Lessee Party located in the Premises or other part of the Premises by theft or otherwise; (iii) any Personal Injury, Bodily Injury, or Property Damage to any Lessee Party caused by other tenants of the Premises, parties not occupying space in the Property, occupants of property adjacent to the Premises, or the public or by the construction of any private, public, or quasi-public work occurring either in the Premises or elsewhere in the Premises; (iv) any interruption or stoppage of any utility service or for any damage to persons or property resulting from such stoppage; (v) business interruption or loss of use of the Premises suffered by Lessee; (vi) any latent defect in construction of the Improvements; (vii) damages or injuries or interference with Lessee’s business, loss of occupancy or quiet enjoyment and any other loss resulting from the exercise by Lessor of any right or the performance by Lessor of Lessor’s maintenance or other obligations under this Lease, or (viii) any Bodily Injury to an employee of a Lessee Party arising out of and in the course of employment of the employee and occurring anywhere in the Premises.

(iii) Definitions. For purposes of this Paragraph 14: (i) the term “Lessee Parties” means Lessee and Lessee’s officers, directors, shareholders, partners, affiliates, board members, staff, employees, members, agents, principals, independent contractors, attorneys, accountants and representatives of the referenced person and the predecessors, heirs, successors and assigns of any such person (collectively, “Representatives”); (ii) the term “Lessor Parties” means Lessor and Lessor’s Representatives; (iii) the term “Indemnify” means indemnify, defend and hold free and harmless for, from and against; (iv) the term “Claims” means all liabilities, claims, damages (including consequential damages), losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments, and expenses (including attorneys’ and experts’ fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding); (v) the term “Waives” means that the Lessee Parties waive and knowingly and voluntarily assume the risk of; and (vi) the terms “Bodily Injury”, “Personal Injury” and “Property

Damage” will have the same meanings as in the form of commercial general insurance policy issued by Insurance Services Office, Inc. most recently prior to the date of the injury or loss in question.

(iv) Intentionally Omitted

(v) Duty to Defend. Lessee’s duty to defend Lessor Parties is separate and independent of Lessee’s duty to Indemnify Lessor Parties. Lessee’s duty to defend includes Claims for which Lessor Parties may be liable without fault or may be strictly liable. Lessee’s duty to defend applies regardless of whether issues of negligence, liability, fault, default or other obligation on the part of Lessee Parties have been determined. Lessee’s duty to defend applies immediately, regardless of whether Lessor Parties have paid any sums or incurred any detriment arising out of or relating, directly or indirectly, to any Claims. It is the express intention of Lessor and Lessee that Lessor Parties will be entitled to obtain summary adjudication regarding Lessee’s duty to defend Lessor Parties at any stage of any Claim within the scope of this Paragraph 14.

(vi) Obligations Independent of Insurance. The indemnification provided in this Paragraph 14 shall not be construed or interpreted as in any way restricting, limiting or modifying Lessee’s insurance or other obligations under this Lease, and the provisions of this Paragraph 14 are independent of Lessee’s insurance and other obligations. Lessee’s compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify Lessee’s indemnification obligations under this Lease.

(vii) Survival. The provisions of this Paragraph 14 will survive the expiration or earlier termination of this Lease until all Claims against Lessor Parties involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

(b) Waiver of Subrogation.

Lessor and Lessee each hereby waive any rights one may have against the other and their respective Representatives, on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, or their respective property, the Premises, its contents or to other portions of the Premises, arising from any risk covered by any policy of property insurance then in effect. In addition, Lessor and Lessee, for themselves and on behalf of their respective insurance companies, waive any right of subrogation that any such insurance company may have against Lessor, Lessor’s lender, any other tenant of the Premises, or Lessee, and their respective Representatives as the case may be. It is the intent of the parties that with respect to any loss from a named peril required to be covered under a policy of property insurance, the parties shall look solely to their respective insurance company for recovery. The foregoing waivers of subrogation shall be operative only so long as available in the State of Illinois and provided further that no policy of insurance is invalidated thereby.

(c) Lessee’s Insurance. From and after the Commencement Date, Lessee shall carry, at Lessee’s sole cost and expense, the following types of insurance, in the amounts specified or in such higher amounts as requested by Lessor and which are customary in the Phoenix metropolitan area. Lessor agrees that in the event Lessee’s current insurance does not satisfy the requirements set forth below, Lessor will cooperate with the Lessee to modify the insurance coverage required herein so that there will not be a material increase in the costs of Lessee’s corporate insurance program nor in the Lessor’s risks. If the Lessee believes that changes are needed and the parties are not able to mutually agree on the changes, then the Lessor shall have the right to terminate this Lease with ninety days notice.

(i) Commercial general liability insurance for personal injury, bodily injury (including wrongful death) and damage to property with a combined single limit of not less than One Million and No/100 Dollars ($1,000,000.00), per occurrence, Three Million and No/100 Dollars ($3,000,000.00),

annual aggregate, insuring against any and all liability of the insured with respect to the Premises, or arising out of the maintenance, use or occupancy thereof, including Premises operations, products and completed operations and owned, hired and non-owned automobiles, utilizing ISO policy form CG 0001, or its equivalent. The commercial general liability insurance policy shall contain a contractual liability endorsement specifically deleting the contractual liability exclusion for Personal Injury. In addition, the policy required pursuant to the provisions of this Paragraph 14(c) (i) shall not have a deductible in excess of Ten Thousand and No/100 Dollars ($10,000.00).

(ii) A policy or policies of workers’ compensation insurance with an insurance carrier and in amounts approved by governmental authorities having jurisdiction and a policy of employer’s liability insurance with limits of liability not less than One Million and No/100 Dollars ($1,000,000.00), each accident; One Million and No/100 Dollars ($1,000,000.00), disease policy limit; and One Million and No/100 Dollars ($1,000,000.00), disease each employee. Both such policies shall contain waivers of subrogation in favor of Lessor.

(iii) “Causes of Loss-Special Form” property insurance, including coverage for sprinkler leakage, vandalism and malicious mischief and rent insurance covering the entire Premises, including all of Lessee’s leasehold improvements, alterations, additions or improvements made pursuant to Paragraph 11, removable personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost of the Premises without depreciation. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Paragraph 16. Such policy of property insurance shall name Lessor as “loss payee” and shall not have a deductible in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00).

All policies of insurance to be procured by Lessee shall be issued by insurance companies qualified to do business in the State of Illinois. All property policies shall be issued in the name of Lessee and shall name Lessor as “loss payee.”. All liability policies obtained by Lessee shall name Lessor as an additional insured party. Executed copies of the policies of insurance or evidence of insurance meeting the requirements of Accord Form No. 27 (February 1993) or such other evidence as may be reasonably acceptable to Lessor and evidence of required additional insured endorsements on ISO Form CG20-26 (collectively referred to in this Paragraph 14(c) as “Certificates”) shall be delivered to Lessor within ten (10) days after the Commencement Date and thereafter, executed copies of renewal policies or Certificates thereof shall be delivered to Lessor within thirty (30) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Lessee in like manner and to like extent. All commercial general liability, property damage and other casualty policies shall be written as primary policies and shall provide that any insurance which Lessor may carry is strictly excess, secondary and non-contributing with any insurance carried by Lessee. The insurance requirements contained in this Paragraph 14 are independent of Lessee’s waiver, indemnification and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit or modify Lessee’s waiver, indemnification or other obligations or to in any way limit Lessee’s obligations under this Lease.

(d) Adequacy of Insurance. Lessor makes no representation or warranty to Lessee that the amount of insurance to be carried by Lessee under the terms of this Lease is adequate to fully protect Lessee’s interest. If Lessee believes that the amount of any such insurance is insufficient, Lessee is encouraged to obtain, at its sole cost and expense, such additional insurance as Lessee may deem desirable or adequate. Lessee acknowledges that Lessor shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Lessee hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

15. Liens: Lessee shall keep the Premises free and clear of all mechanic’s and materialmen’s liens. If, because of any act or omission (or alleged act or omission) of Lessee, any mechanics’,

materialmen’s or other lien, charge or order for the payment of money shall be filed or recorded against the Land or any building or improvement thereon, or against Lessor (whether or not such lien, charge or order is valid or enforceable as such), Lessee shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Lessee shall have received written notice of the filing thereof, or Lessee may, within said thirty (30) day period, furnish to Lessor, a bond pursuant to A.R.S. §33-1004 and satisfactory to Lessor against the lien, charge or order, in which case Lessee shall have the right to contest, in good faith, the validity or amount thereof.

16. Destruction of Premises: If the Premises shall be wholly or partially damaged or destroyed by fire, by the elements or by other causes, Lessor shall repair or rebuild the same to the extent of available insurance proceeds; provided, however, that if (a) more than seventy-five percent (75%) of the replacement cost of the Improvements shall be damaged or destroyed, (b) the damage or destruction shall occur during the last twelve (12) months of the Lease Term, or (c) the insurance proceeds shall be insufficient to repair or restore the Premises or shall for any reason be unavailable, then in any of such events Lessor may, at its option, terminate this Lease on thirty (30) days’ written notice given to Lessee within forty-five (45) days following the date of the casualty, and this Lease shall terminate on the thirtieth (30th) day following Lessor’s notice as if such date were originally set forth as the termination date herein. If Lessor shall not elect to terminate this Lease as set forth herein, Lessor shall proceed with all due diligence to restore the Premises to the condition existing as of the date of the casualty (excluding any modifications or additions thereto made by Lessee, unless otherwise agreed), and Base Rent shall abate during the period of such restoration to the extent that the Premises shall be untenantable. Lessee shall promptly resume its business operations in the Premises as set forth herein upon completion of such restoration. Notwithstanding the foregoing, in the event that the damage or destruction is such that more than three hundred sixty (360) days will be required to repair or restore the same, as reasonably determined by the parties within thirty (30) days from the date of the casualty, then Lessee may likewise terminate this Lease on thirty (30) days’ written notice given to Lessor within forty-days (45) following the date of the casualty.

17. Condemnation: If all or such portion of the Premises so as, in the reasonable judgment of Lessor, to make the balance thereof untenantable is condemned by eminent domain for any public or quasi-public use or purpose or is transferred in avoidance of an exercise of the power of eminent domain (an “Appropriation”), then this Lease shall terminate as of the date that title vests in the condemning authority. All Base Rent and Additional Rent shall be paid up to such date of termination and Lessee shall have no further claim against Lessor nor against the condemning authority for the value of any unexpired term of the Lease, and Lessor shall be entitled to receive any and all proceeds awarded on account of such Appropriation. Notwithstanding the foregoing, Lessee shall have the right to receive compensation or damages for the unamortized costs, depreciated on a straight line basis over the Lease Term, of its leasehold improvements, fixtures and removable personal property and Lessee shall be entitled to so called “moving and relocation benefits” and any award payable with respect to the “good will” of the business conducted on the Premises by Lessee, provided however that no such claim shall diminish Lessor’s award. In the event of an Appropriation of a portion of the Premises which does not result in a termination of this Lease as provided above, the Base Rent payable hereunder shall be abated in the proportion which the portion of the Premises so taken bears to the total Premises immediately prior to the Appropriation. The entire award made by reason of any such partial Appropriation shall belong entirely to Lessor. Notwithstanding the foregoing, Lessee shall have the right to receive compensation or damages for the unamortized costs, depreciated on a straight line basis over the Lease Term, of its leasehold improvements, fixtures and removable personal property and Lessee shall be entitled to so called “moving and relocation benefits” and any award payable with respect to the “good will” of the business conducted on the Premises by Lessee, provided however that no such claim shall diminish Lessor’s award.

18. Signs: Lessee shall not place, erect or display any signs, notices or advertisements on any part of the exterior of the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. All signs shall be installed and maintained at the expense of Lessee and shall be in compliance with any sign ordinance now in effect or hereafter enacted by any governmental authority having jurisdiction over the Premises. Any signs placed upon the Premises by Lessee which are not approved by

Lessor may be removed at the expense of Lessee by Lessor. Further, Lessee shall not alter, remove or relocate any existing sign(s) upon the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

19. Utilities: Lessee shall pay for all fuel, gas, oil, heat, electricity, power, water, telephone, trash removal and other utilities which may be furnished to or used by it in the Premises during the Lease Term. Lessee covenants to pay the charges for such utility services on or before the dates when such payments shall be due and to keep the Premises free and clear of any lien or encumbrance of any kind whatsoever constituting a charge against the Premises arising from the nonpayment or a delinquency in payment for said utility services.

20. Intentionally Omitted.

21. Assignment and Subletting:

(a) Consent of Lessor Required: Lessee shall not assign, mortgage, or encumber this Lease, nor sublet or mortgage the Premises or any part thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted transfer, mortgage, assignment or subletting, including any involuntary transfers or assignments by operation of law, without such consent shall be void, shall constitute an Event of Default and shall confer no rights upon any third person. No such transfer, mortgage, assignment or subletting shall relieve Lessee of its liability for the full performance of all of the terms, agreements, covenants and conditions of this Lease. A consent by Lessor to one transfer, mortgage, assignment or subletting shall not operate as a waiver of this paragraph as to any further transfer, mortgage, assignment or subletting and this paragraph shall apply to any transferee, assignee or sublessee. Lessee shall reimburse Lessor for Lessor’s reasonable attorneys’ fees and costs (not to exceed, however, Five Hundred and No/100 Dollars ($500.00)) in connection with the processing and documentation of any such requested transfer, mortgage, assignment or subletting.

(b) Documentation of Transfers: Each transfer, mortgage, assignment or subletting to which there has been consent shall be by an instrument in writing in a form satisfactory to Lessor, and shall be executed by (i) the transferor, mortgagor, assignor or sublessor, who shall affirm its continuing liability under the Lease; (ii) the transferee, mortgagee, assignee or sublessee, who shall agree in writing for the benefit of Lessor to assume, to be bound by and to perform the terms, covenants and conditions of this Lease; and (iii) by Lessor, for the purpose of acknowledging its consent. One executed copy of such written instrument shall be delivered to Lessor. The acceptance of Base Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to the transfer, mortgage, assignment or subletting of the Premises.

(c) Deemed Transfers: If Lessee (including any entity later becoming Lessee) is a corporation (excepting a corporation whose stock is publicly traded on a nationally recognized stock exchange or is traded Over the Counter on the Nasdaq or NMS systems), limited liability company, partnership or association, the transfer, assignment or hypothecation of more than forty-nine percent (49%) of any stock or other interest in such corporation, limited liability company, partnership or association shall be deemed an assignment or transfer within the meaning of and subject to this Paragraph 21. Notwithstanding the foregoing, Lessor hereby acknowledges and consents to Lessee’s right, without further approval from Lessor but with written notice to Lessor before or as soon thereafter as is practicable, to sublease the Premises or assign its interest in this Lease (i) to a corporation that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Lessee; (ii) in the event of the merger or consolidation of Lessee with another corporation; or (iii) in the event of a sale or transfer of all or substantially all of the stock of Lessee or all or substantially all of Lessee’s assets (collectively, the “Permitted Transfers”). No Permitted Transfer shall relieve Lessee of its liability under this Lease and Lessee shall remain liable to Lessor for the payment of all Base Rent and additional rent and the performance of all covenants and conditions of this Lease applicable to Lessee.

(d) Adjustment to Rental: In the event Lessee shall assign its interest in this Lease or sublet the Premises, then the Base Rent set forth in Paragraph 4 above as adjusted shall be increased effective as of the date of such assignment or subletting, by the excess of the Base Rent and other consideration payable by any such assignee or sublessee pursuant to such assignment or sublease. Notwithstanding the foregoing, in no event shall the Base Rent after any such assignment or subletting be less than the Rent specified in Paragraph 4 above.

(e) Recapture of the Premises: If Lessee proposes to assign Lessee’s interest in this Lease, Lessor may, at Lessor’s option, upon notice to Lessee within thirty (30) days after Lessor’s receipt of Lessee’s request for consent, elect to recapture the Premises, and within sixty (60) days after notice of such election has been given to Lessee, this Lease shall terminate. If Lessee proposes to sublet all or any part of the Premises, Lessor may, at Lessor’s option, upon notice to Lessee within thirty (30) days after Lessor’s receipt of Lessee’s request for consent, elect to recapture such portion of the Premises as Lessee proposes to sublet, and within sixty (60) days after notice of such election has been given to Lessee, this Lease shall terminate as to the portion of the Premises recaptured. If only a portion of the Premises is recaptured, the Base Rent payable under this Lease shall be proportionately reduced. If all or a portion of the Premises is recaptured by Lessor pursuant to this Article 15(e), Lessee shall promptly execute a termination agreement for the purpose of setting forth the termination date with respect to the Premises or the recaptured portion thereof, and prorating the Base Rent and other charges to such date. If Lessor does not elect to recapture as set forth above, Lessee may thereafter enter into a valid assignment or sublease with respect to the Premises, provided that Lessor consents pursuant to this Article 15, and provided, further, that (i) such assignment or sublease is executed within ninety (90) days after Lessor has given Lessor’s consent, (ii) Lessee pays all amounts owed to Lessor under this Lease, and (iii) there is not in existence an Event of Default as of the effective date of the assignment or sublease.

22. Surrender: At the expiration of this Lease, Lessee shall peaceably and quietly surrender the Premises to Lessor in a broom-clean and sanitary condition and in good order, condition and repair, and in at least the same condition as at the execution of this Lease, other than approved floor plan changes, ordinary and reasonable wear and tear excepted, free and clear of all liens and encumbrances. Lessee shall repair any damage or unsightly condition caused by the removal of any of Lessee’s moveable furniture, equipment, or trade fixtures. Any trade fixtures or personal property left on the Premises by Lessee at the termination of this Lease shall belong to Lessor. Lessee agrees to leave for Lessor all plumbing, heating, air conditioning, lighting and mechanical equipment, the carpeting and draperies and all signs together with the frames and electrical structures used in connection with the Premises at the termination of this Lease. Lessee shall remove all of its own property out of and off the Premises prior to the expiration date of this Lease, and any expenses incurred by Lessor to remove Lessee’s property shall be paid for by Lessee.

23. Title to Improvements: Title to the Improvements and the heating, plumbing, air conditioning, electrical and mechanical equipment, in or appurtenant thereto, and all changes, additions and alterations therein, and all renewals and replacements thereof, when made, erected, constructed, installed or placed upon the Premises, shall be and remain in Lessor. Provided that Lessee has not committed an Event of Default, title to any personal property and trade fixtures owned by Lessee and located in or about the Leased Premises shall remain in Lessee.

24. Default - Grounds: The occurrence of any of the following events will constitute an Event of Default on the part of Lessee:

(a) failure to pay any installment of Base Rent, any Additional Rent or any other sum due and payable hereunder when such payment is due, which failure is not cured within five (5) days after written notice thereof by Lessor to Lessee;

(b) failure in the performance of any of Lessee’s agreements or obligations hereunder, such default (except failure in the payment of any installment of Base Rent, any Additional Rent or any other monetary obligation hereunder) continuing for fifteen (15) days after written notice thereof from Lessor to Lessee, provided that if such default is other than the payment of money and cannot be cured within such fifteen (15) day period, then an Event of Default shall not have occurred if Lessee, within such fifteen (15)

day period, commences curing of such failure and diligently and in good faith prosecutes the same to completion and furnishes evidence thereof to Lessor;

(c) a general assignment by Lessee or Guarantor for the benefit of creditors.

(d) the filing of a voluntary petition in bankruptcy by Lessee or Guarantor or the filing of an involuntary petition by Lessee’s or Guarantor’s creditors, such involuntary petition remaining undischarged for a period of sixty (60) days;

(e) Intentionally Omitted;

(f) the appointment of a receiver to take possession of substantially all of Lessee’s or Guarantor’s assets or of this leasehold, such receivership remaining undissolved for a period of sixty (60) days;

(g) the levy of a writ of attachment or execution or other judicial seizure of substantially all of Lessee’s or Guarantor’s assets or this leasehold, such attachment, execution or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof; or

(h) the occurrence of an Event of Default under any other provision of this Lease.

25. Default - Remedies:

(a) Lessor’s Right to Re-enter: Upon the happening of any Event of Default, Lessor, at any time thereafter, may:

(i) with or without notice or demand, declare this Lease to be terminated and re-enter the Premises or any part thereof (with or without process of law) and expel or remove therefrom Lessee and all parties occupying the same or any of them, using such force as may be necessary to do so, and retake possession of the Premises without prejudice to any remedies that Lessor might otherwise have by reason of such default; or

(ii) re-enter the Premises at Lessor’s option, without declaring this Lease to be terminated, and relet the Premises or any part thereof for the account of Lessee, on such terms and conditions and at such rent as Lessor may then deem desirable, collecting such rent and applying it to the amount due from Lessee hereunder, to the expenses of reletting and to any other damages or expenses sustained by Lessor, recovering from Lessee the difference between the proceeds of such reletting and the amount of the Base Rent reserved and to be paid by Lessee hereunder, which sum Lessee shall pay upon demand.

(iii) Should Lessor terminate this Lease by reason of an Event of Default by Lessee, Lessor may recover from Lessee the amount, at the time of such termination, equal to the excess, if any, of the amount of Base Rent and charges equivalent to Base Rent reserved herein for the balance of the term of this Lease over the then reasonable rental value of the Premises for the same period. Lessor will not, by any re-entry or other act, be deemed to have terminated this Lease, or the liability of Lessee for the total Base Rent reserved hereunder or any installment thereof then due or thereafter accruing or for damages, unless Lessor notifies Lessee in writing that Lessor has so elected to terminate this Lease.

(b) Interest on Past Due Amounts: In addition to late charge described in Paragraph 6 above, if any installment of Base Rent, any Additional Rent or any other payment is not paid promptly when due, it will bear interest at the rate of ten percent (10%) per annum from the date on which it becomes due until paid; provided, however, this provision is not intended to relieve Lessee from any default in the making of any payment at the time and in the manner herein specified. The foregoing interest, expenses and damages will be recoverable from Lessee by the exercise of Lessor’s remedies hereinabove set forth.

(c) Bankruptcy of Lessee: In the event of the bankruptcy, reorganization, liquidation, or dissolution of the Lessee, or in the event Lessee shall make an assignment for the benefit of creditors, or in the event Lessee shall seek similar relief under any present or future Federal or State bankruptcy act, which relief results in a stay of the termination of this Lease, then, the rent payable hereunder shall be deemed to be an administrative expense. In addition, the Lessee, as debtor in possession, or if appointed, the Trustee in bankruptcy, must assume or reject this Lease within sixty (60) days (or such shorter period of time as may be permitted by law) after the filing of the petition in bankruptcy.

(d) Remedies Cumulative: The remedies of Lessor specified herein will be cumulative as to each default to the extent allowed by law. Additionally, Lessor shall be entitled to all rights and remedies granted to a lessor in equity, at law, or by statute.

26. Right to Cure: In the event Lessor shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Lessor shall fail to commence the curing of said default within the thirty (30) day period and proceed diligently thereafter to complete the curing of the default, then Lessor shall be responsible to Lessee for any actual damages sustained by Lessee as a result of Lessor’s breach, but not special or consequential damages.

27. Holding Over: It is agreed that the date of termination of this Lease and the right of Lessor to recover immediate possession of the Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Lessor and Lessee. In the event of any continued occupancy or holding over of the Premises without the express written consent of Lessor beyond the end of the term hereof, whether in whole or in part, or by leaving property on the Premises, which property remains on the Premises for a period of fifteen (15) days following written notice by Lessor to Lessee directing Lessee to remove such property, this Lease will be deemed a monthly tenancy and Lessee will pay the greater of (a) one and one-half (1-1/2) times the Base Rent then in effect pursuant to Paragraph 4, in advance at the beginning of each held-over month, plus any other charges or payments contemplated in this Lease, or (b) any other costs, expenses, damages, liabilities, and attorney’s fees incurred by Lessor on account of Lessee’s holding over.

28. Statement from Lessee: Lessee shall, at any time and from time to time, within five (5) days after written request by Lessor, without charge, execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect if such is the fact (or, if there has been any modification thereof, stating the modification) and the dates to which Base Rent and other charges have been paid in advance, if any. It is understood that any such statement may be relied upon by any prospective purchaser of Lessor, or by any mortgagee or assignee of any mortgage of Lessor, or by the trustee or beneficiary of any deed of trust constituting a lien upon the Premises.

29. Notices - Manner of Giving: All notices required to be given hereunder are to be in writing. Such notice shall personally be delivered or sent by United States certified mail, return receipt requested, postage prepaid, addressed to Lessor at c/o Pacific Companies, 1702 East Highland, Suite 310, Phoenix, Arizona 85016, with a copy to William B. Shearer, Jr., Esq., Powell Goldstein LLP, 1201 West Peachtree Street, NW, Atlanta, GA 30309, and to Lessee at __________________, or to such other place as the respective addressee may have designated in a written notice to the other party. Service by mail will be deemed to have occurred three (3) days after deposit of the notice in the United States mail.

30. Lessor’s Right to Perform Lessee’s Covenants: If Lessee shall at any time fail to pay any sum in accordance with the provisions hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Lessor, after ten (10) days’ written notice to Lessee following any other grace period or extensions allowed in this Lease (or without notice in case of emergency) and without waiving, or releasing Lessee from any obligation of Lessee contained in this Lease, may, but shall be under no obligation to: (a) pay any sum payable by Lessee pursuant to the provisions hereof; or (b) make any other payment or perform any other act on Lessee’s part to be made or performed as in this Lease provided; and may enter upon the Premises for any such purpose, and take all such action thereon, as may be necessary therefor. All sums so paid by Lessor and all costs and expenses, including reasonable attorneys’ fees, incurred by Lessor in connection with the performance of any such act shall be paid by Lessee to Lessor on demand, together with interest thereon at the rate of fifteen percent (15%) per annum from the respective dates of Lessor’s making of each such payment or incurring of each such cost and expense, including reasonable attorney’s fees, until repaid by Lessee in full.

31. Waiver: No waiver of any default by either party hereunder will be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver will affect any default other than the default specified in the waiver, and then such waiver will be operative only for the time and to the extent therein stated. A waiver by either party of any provision hereof will not be construed as a waiver of any subsequent breach of the same provision, nor will the consent or approval by either party to or of any act by the other be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

32. Time: Time is of the essence of each and every provision of this Lease.

33. No Recording: Lessee shall not record this Lease or any abstract or memorandum hereof without the prior written consent of Lessor.

34. Subordination by Lessee: Lessor reserves the right to place liens and encumbrances on the Premises superior in lien and effect to this Lease. This Lease, and any and all renewals, modifications, replacements or extensions thereof at the option of Lessor shall be subject and subordinate to any liens and encumbrances now or hereinafter imposed by Lessor upon the Premises and Lessee agrees to execute and deliver upon demand such instruments subordinating this Lease to any such lien or encumbrance as shall be required by Lessor; provided, however, that any such mortgagee or purchaser agrees in the event of foreclosure to be bound by the terms of this Lease and to honor the tenancy of Lessee hereunder. Subject to the foregoing, in the event any proceedings are brought for the foreclosure of any mortgage on the Premises, Lessee will attorn to the purchaser at the foreclosure sale and recognize the purchaser as the Lessor under this Lease.

35. Invalidity: If any provision or any part hereof shall be determined to be invalid, unenforceable or illegal, then such provision shall be deemed severed from this Lease, and shall not affect the remaining provisions hereof.

36. Construction: This Lease shall not be construed against either Lessor or Lessee. This Lease, its construction, validity and effect, shall be governed and construed by and in accordance with the laws of the State of Arizona.

37. Attorneys’ Fees: In the event that it becomes necessary for any party to employ an attorney to enforce any of the terms or provisions of this Lease, the defaulting party shall pay to the prevailing party all reasonable attorneys’ fees and court costs (if any) in connection therewith, the amount to be fixed by the court without a jury.

38. Binding Effect: Subject to the limitations of Paragraph 21 above, this Lease shall inure to the benefit of and shall be binding upon the parties, their heirs, personal representatives, successors and permitted assignees.

39. Net Lease: It is the purpose and intent of Lessor and Lessee that the Base Rent and Additional Rent payable under this Lease shall be absolutely net to Lessor so that this Lease shall net to Lessor, the Base Rent and Additional Rent specified in this Lease and that except as expressly set forth in this Lease, all costs, operating expenses, taxes, premiums, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to Lessee’s use and occupation of the Premises which may arise or become due during or out of the term of this Lease shall, except as expressly set forth in this Lease, be paid or discharged by Lessee.

40. Conveyance by Lessor: In the event Lessor or any successor Lessor shall convey or otherwise dispose of the Premises, it shall thereupon be released from all liabilities and obligations imposed upon the Lessor under this Lease (except those accruing prior to such conveyance or other disposition) and such liabilities and obligations shall be binding solely upon the then owner of the Premises.

41. No Personal Liability to Lessor: Lessee shall look solely to Lessor’s interest in the Premises for the satisfaction of any judgment or decree requiring the payment of money by Lessor which is based on any default under this Lease. No other property or assets of Lessor, or any member, partner of, or shareholder or investor in Lessor, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

42. Intentionally Omitted.

43. Intentionally Omitted:

44. No Partnership: Nothing contained in this Lease shall be deemed or construed as creating an agency, partnership or joint venture relationship between Lessor and Lessee or between Lessor and any other party, or cause Lessor to be responsible in any way for the debts or obligations of Lessee or any other party.

45. Intentionally Omitted.

46. Intentionally Omitted:

47. Survival of Obligations: Lessee’s obligations set forth in this Lease shall survive the expiration or earlier termination of this Lease with respect to acts, omissions, liabilities and amounts which occurred or accrued, as the case may be, prior to the expiration or earlier termination of this Lease. Similarly, Lessor’s obligations to Lessee contained in this Lease shall survive the expiration or earlier termination of this Lease with respect to such acts, omissions, liabilities and amounts which occurred or accrued, as the case may be, prior to the expiration or earlier termination of this Lease.

48. Entire Agreement: This Lease constitutes the entire agreement between Lessor and Lessee with respect to the lease of the Premises and supersedes any and all other prior written or oral agreements or understandings with respect to the Premises. This Lease may not be modified or amended in any respect except by an instrument signed in writing by both Lessor and Lessee.

49. Rubbish Removal: Lessee shall keep the Premises clean, both inside and outside, at its sole cost and expense and shall remove the ashes, garbage, excelsior, straw, and other refuse from the Premises. Lessee shall not bum any materials or rubbish of any description upon the Premises. Lessee shall keep all accumulated rubbish in covered containers and shall have same removed regularly.

50. Hazardous Materials:

(a) Hazardous Materials Laws: “Hazardous Materials Laws” means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called “common-law”) relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about any of the improved real properties comprising the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, 42 U.S.C. .9601, et seq., the Resource Conversation and Recovery Act (“RCRA”), 42 U.S.C. 6901, et seq., the

Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

(b) Hazardous Materials: “Hazardous Materials” means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability;-responsibility or duty on the part of Lessee or Lessor with respect to any third person under any Hazardous Materials Law.

(c) Use: Except as expressly provided otherwise in this Lease, Lessee shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, any of the Premises, unless such use is conducted in compliance with the provisions of this Paragraph 50.

(d) Compliance With Laws: Lessee shall comply with, and shall maintain its operations on the Premises in compliance with, all Hazardous Materials Laws. Lessee shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, “Remedial Work”) required as a result of any release or discharge by Lessee of Hazardous Materials affecting the Premises or any violation of Hazardous Materials Laws by Lessee or any assignee or sublessee of Lessee or their respective agents, contractors, employees, licensees, or invitees. Lessor shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Lessor’s interests

(e) Compliance With Insurance Requirements: Lessee shall comply with the requirements of Lessor and Lessee’s respective insurers regarding Hazardous Materials.

(f) Notice; Reporting: Lessee shall notify Lessor, in writing, within two (2) days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Lessee’s receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Lessee’s receipt of any warning, notice of inspection, notice of violation or alleged violation, or Lessee’s receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Lessee’s receipt of notice or knowledge of any claims made or threatened by any third party against Lessee or the Premises relating to any loss or injury resulting from Hazardous Materials. Lessee shall deliver to Lessor copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

(g) Termination; Expiration: Lessee may terminate this Lease at any time during the Lease Term by giving Lessor ninety (90) days advance written notice. Upon the termination or expiration of this Lease, Lessee shall remove any equipment, improvements or storage facilities utilized by Lessee in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a Hazardous Materials condition comparable to such condition as existed on the Commencement Date.

(h) Indemnity: Lessee shall protect, indemnify, defend and hold Lessor harmless for, from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach by Lessee of any provisions of this Paragraph 50 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Lessee or any sublessee or assignee of Lessee, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease term or Lessee’s occupancy of Premises. Neither the consent by Lessor to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Lessee from Lessee’s indemnification obligations pursuant to this Paragraph 50(h). The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Paragraph 14 of this Lease.

(i) Assignment; Subletting: If Lessor’s consent is required for an assignment of this Lease or a subletting of the Premises, Lessor shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease.

(j) Entry and Inspection; Cure: Lessor and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Premises at all reasonable times to inspect the same and Lessee’s compliance with the terms and conditions of this Paragraph 50, or to conduct investigations and tests. No prior notice to Lessee shall be required in the event of an emergency, or if Lessor has reasonable cause to believe that violations of this Paragraph 50 have occurred, or if Lessee consents at the time of entry. In all other cases, Lessor shall give at least three (3) days prior notice to Lessee. Lessor shall have the right, but not the obligation, to remedy any violation by Lessee of the provisions of this Paragraph 50 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding attributable to the acts or omissions of Lessee or any sublessee or assignee or their respective agents, servants, contractors or employees. Lessee shall pay, upon demand, as additional rent, all costs incurred by Lessor in remedying such violations or performing all Remedial Work, plus interest thereon at the rate of fifteen percent (15%) per annum from the date of demand until the date received by Lessor.

(k) Event of Default: The release or discharge by Lessee or any sublessee or assignee or their respective agents, servants, contractors or employees of any Hazardous Material or the violation by Lessee or any sublessee or assignee or their respective agents, servants, contractors or employees of any Hazardous Materials Law shall constitute an Event of Default by Lessee under this Lease. In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Lessor shall have the right, without terminating this Lease, to require Lessee to suspend its operations and activities on the Premises affected thereby until Lessor is satisfied that appropriate Remedial Work has been or is being adequately performed and Lessor’s election of this remedy shall not constitute a waiver of Lessor’s right thereafter to pursue the other remedies set forth in this Lease.

51. Representations and Warranties of Lessee: Lessee represents and warrants to Lessor as follows:

Authority of Lessee: Lessee is a corporation, duly incorporated in Washington, validly existing and qualified to do business in the State of Arizona. The persons who have executed this Lease on behalf of Lessee are duly authorized to do so.

Enforceability: This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Lessor of the benefits intended by this Lease.

52. Representations and Warranties of Lessor: Lessor represents and warrants to Lessee as follows:

Authority of Lessor: Lessor is a limited liability company, duly organized in Arizona, validly existing and qualified to do business in the State of Arizona. The persons who have executed this Lease on behalf of Lessor are duly authorized to do so.

Enforceability: This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Lessor of the benefits intended by this Lease.

53. Severability. If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of Lessor and Lessee that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

54. Intentionally Omitted.

55. Waiver of Redemption. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Lessee shall be evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Premises by reason of the violation by Lessee of any of the covenants and conditions of this Lease or otherwise. The rights given to Lessor in this Paragraph 55 are in addition to any rights that may be given to Lessor by any statute or otherwise.

56. Intentionally Omitted.

57. Brokerage Disclosure. Lessor and Lessee acknowledge and agree that Lessor has disclosed to Lessee that Lessor and/or Lessor’s Affiliates or constituent partners or members may be licensed real estate brokers in the State of Arizona and that employees, affiliates and constituent partners or members of Lessor, Lessor’s affiliates and/or Lessor’s constituent partners may be licensed real estate salespersons in the State of Arizona.

58. Waiver of Right to Jury Trial. LESSOR AND LESSEE EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING OR HEARING BROUGHT BY EITHER LESSOR OR LESSEE AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE OR LESSEE’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ORDINANCE.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this lease on the day and year first above written:

LESSEE:

ADVENTURE VENDING, INC.
a Washington corporation

By:	/s/ David W. Cole
Name:	David W. Cole
Title:	President

LEVINE & RIGGLE RENTAL COMPANY LIMITED PARTNERSHIP
an Arizona limited partnership

By:	Williams Manufacturing, Inc., an Arizona corporation and its general partner

By:	/s/ William S. Levine, President
William S. Levine, President

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

Lot 11, CHANDLER-FREEWAY BUSINESS PARK AMENDED, according to Book 242 of Maps, page 3, records of Maricopa County, Arizona.